Exhibit 32.1

CERTIFICATION of Principal Executive Officer

and Principal Financial Officer

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002,

18 U.S.C. Section 1350

I, Jinzhao Wu, Chief Executive Officer and Chief Financial Officer of China Northern Medical Device, Inc.. (the “Registrant”), certify that to my knowledge, based upon a review of the Quarterly Report on Form 10-Q for the period ended March 31, 2013, of the Registrant (the “Report”):

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: May 14, 2013

/s/ Jinzhao Wu
Jinzhao Wu
Chief Executive Officer and Chief Financial Officer (Principal Executive Officer and Principal Financial Officer)